UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 5, 2005

El Paso Electric Company
(Exact Name of Registrant as Specified in Charter)

Texas	0-296	74-0607870
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

El Paso Electric Company ("the Company") announced on May 5, 2005 that it is commencing a cash tender offer for any and all of its 8.90% Series D First Mortgage Bonds due February 1, 2006 (CUSIP No. 283677AT9) and its 9.40% Series E First Mortgage Bonds due May 1, 2011 (CUSIP No. 283677AU6), which are callable by the Company beginning on February 1, 2006 (collectively, the “Bonds”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated May 5, 2005. The tender offer will be conditioned, among other things, on the Company receiving proceeds from a planned offering of unsecured debt securities, which would be used to fund the purchase of the Bonds. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company dated May 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

Date: May 5, 2005	By:	/s/ Scott D. Wilson

		Name:	Scott D. Wilson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release issued by the Company dated May 5, 2005